UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    April 13, 2006

AspenBio Pharma, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AspenBio Pharma, Inc.

Information to be Included In the Report

Item 3.02 – Unregistered Sales of Equity Securities.

                On April 13, 2006, the Registrant issued a press release announcing a closing of $1,428,000 under a Private Placement of unregistered securities. For each $1,400,000 invested, the purchaser received 1,000,000 common shares. A total of 1,020,000 shares were issued in the offering. The offering was made to accredited investors only. The purpose of the private placement is to raise funds for working capital, new product development and general corporate purposes. The offering was conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under. No commission will be paid on the offering.

                The shares of Common Stock are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 — Other Information.

                On April 13, 2006, the Registrant issued a press release announcing the issuance of the securities as described above. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release dated April 13, 2006.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 13, 2006	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer